Exhibit 99.1

Contact: Charles Lambert
Managing Director – Capital Markets
Medical Properties Trust, Inc.
(205) 397-8897 clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS

STRONG THIRD QUARTER 2013 RESULTS

Company Expects to Complete Acquisitions Totaling $650 Million in 2013

Birmingham, AL – November 5, 2013 – Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) today announced financial and operating results for the third quarter ended September 30, 2013.

HIGHLIGHTS

•	Achieved third quarter Normalized Funds from Operations (“FFO”) per diluted share of $0.25;

•	Completed the $283 million acquisition of the real estate assets of three general acute care hospitals operated by IASIS Healthcare, LLC;

•	Executed definitive agreements to acquire approximately $248 million (€184 million) of the real estate assets of 11 rehabilitation facilities in Germany;

•	Commenced development of three free-standing emergency room facilities and reviewing diligence materials for 18 additional potential locations pursuant to the recently completed agreement with First Choice ER, LLC.

•	Acquired and leased an existing $15.8 million inpatient rehabilitation hospital to Ernest Health and continued construction of two additional rehabilitation hospitals for Ernest Health;

•	Completed approximately $420 million of long-term fixed rate debt transactions at an weighted average coupon of 5.9%;

•	Raised approximately $147 million through a common stock offering;

•	Paid 2013 third quarter cash dividend of $0.20 per share.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and AFFO, all on a comparable basis to 2012 periods.

“Once again we have been able to exceed expectations by acquiring more than $650 million of high quality assets this year,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “Along with development properties opened in 2013, these additional facilities will generate approximately $68 million in additional revenue and at our high positive spreads are expected to meaningfully increase our normalized FFO run rate per share.

“In addition to the strong investments made in the U.S. during this past quarter, we announced the acquisition of 11 rehabilitation facilities in Germany. The addition of these facilities in the strong economic and political environment of Germany adds significant strength to our portfolio for the benefit of our investors. We continue to be excited about our growing opportunities in the U.S. and now our additional opportunities in other parts of the world. We expect that 2014 will be another strong year for MPT.”

OPERATING RESULTS

Normalized FFO for the quarter increased 15% to $38.4 million compared with $33.4 million in the third quarter of 2012. Per share Normalized FFO was $0.25 per diluted share for the third quarter of 2013 and 2012. For the nine months ended September 30, 2013, normalized FFO increased 28% to $109.2 million from $85.5 million. On a per diluted share basis, normalized FFO increased 12% for that same period to $0.73 per diluted share from $0.65 per diluted share.

Net income, before gains on property sales, for the third quarter of 2013 was $25.7 million (or $0.16 per diluted share) compared with net income of $22.8 million (or $0.17 per diluted share) in the third quarter of 2012. The third quarter in 2012 included a one-time gain of $8.7 million (or $0.06 per diluted share) related to the sale of a property. Additionally, due to increased acquisition activity in the third quarter of 2013, acquisition expenses were $4.2 million compared to $0.4 million in the third quarter of 2012. Net income for the nine months ended September grew 29% to $79.3 million (or $0.53 per diluted share) from $61.5 million (or $0.46 per diluted share).

PORTFOLIO UPDATE AND FUTURE OUTLOOK

On September 30, 2013, the Company had total real estate and related investments of approximately $2.5 billion comprised of 90 healthcare properties in 25 states leased or loaned to 25 hospital operating companies. The Company estimates that 2013 normalized funds from operations will range between $0.98 and $1.00 per diluted share, reflecting the impact of timing of closing the Company’s outstanding acquisition volume. During the third quarter, the Company completed acquisition financing prior to the consummation of more than $527 million of announced acquisitions. Assuming no additional acquisitions or capital transactions and including a property divestiture expected to occur in the fourth quarter of 2013, the Company estimates that the run rate of funds from operations as of the end of 2013, will range between $1.07 and $1.11 per diluted share.

Guidance estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, including the future payment of $12 million in German transfer taxes, interest rate hedging activities, foreign currency impacts, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Tuesday, November 5, 2013 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended September 30, 2013. The dial-in telephone numbers for the conference call are 800-706-7741 (U.S.) and 617-614-3471 (International); using passcode 36971357. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available from shortly after the completion of the call through November 19, 2013. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 77326432.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,564,797,564	$1,223,760,599
Construction in progress and other	41,633,350	38,338,985
Real estate held for sale	—	16,497,248
Net investment in direct financing leases	403,512,336	314,411,549
Mortgage loans	368,650,000	368,650,000

Gross investment in real estate assets	2,378,593,250	1,961,658,381
Accumulated depreciation and amortization	(150,666,149)	(124,615,504)

Net investment in real estate assets	2,227,927,101	1,837,042,877

Cash and cash equivalents	12,124,194	37,311,207
Interest and rent receivable	54,505,451	45,288,845
Straight-line rent receivable	44,240,282	35,859,703
Other assets	224,352,868	223,383,020

Total Assets	$2,563,149,896	$2,178,885,652

Liabilities and Equity
Liabilities
Debt, net	$1,086,972,647	$1,025,159,854
Accounts payable and accrued expenses	73,852,217	65,960,792
Deferred revenue	23,228,722	20,609,467
Lease deposits and other obligations to tenants	20,527,213	17,341,694

Total liabilities	1,204,580,799	1,129,071,807

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding - 160,880,162 shares at September 30, 2013 and 136,335,427 shares at December 31, 2012	160,880	136,336
Additional paid in capital	1,615,229,624	1,295,916,192
Distributions in excess of net income	(246,865,083)	(233,494,130)
Accumulated other comprehensive income (loss)	(9,693,981)	(12,482,210)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,358,569,097	1,049,813,845

Total Liabilities and Equity	$2,563,149,896	$2,178,885,652

(A)	Financials have been derived from the prior year audited financials adjusted for discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(A)		(A)
Revenues
Rent billed	$31,877,115	$30,297,697	$95,073,326	$90,680,685
Straight-line rent	2,853,240	2,745,298	8,260,267	5,428,798
Income from direct financing leases	11,297,974	5,773,138	29,284,432	12,979,142
Interest and fee income	14,427,392	14,037,030	43,282,318	33,485,603

Total revenues	60,455,721	52,853,163	175,900,343	142,574,228
Expenses
Real estate depreciation and amortization	8,789,048	8,308,006	26,050,645	24,826,225
Property-related	458,253	214,478	1,520,384	1,027,609
Acquisition expenses	4,178,765	410,426	6,457,217	4,114,696
General and administrative	6,379,604	7,052,618	21,423,170	21,341,288

Total operating expenses	19,805,670	15,985,528	55,451,416	51,309,818

Operating income	40,650,051	36,867,635	120,448,927	91,264,410

Interest and other income (expense)	(14,984,097)	(14,004,022)	(43,629,496)	(40,840,864)

Income from continuing operations	25,665,954	22,863,613	76,819,431	50,423,546
Income from discontinued operations	37,100	8,643,283	2,498,156	11,050,011

Net income	25,703,054	31,506,896	79,317,587	61,473,557
Net income attributable to non-controlling interests	(55,002)	(43,300)	(165,217)	(129,822)

Net income attributable to MPT common stockholders	$25,648,052	$31,463,596	$79,152,370	$61,343,735

Earnings per common share - basic :
Income from continuing operations	$0.16	$0.17	$0.51	$0.38
Income from discontinued operations	—	0.06	0.02	0.08

Net income attributable to MPT common stockholders	$0.16	$0.23	$0.53	$0.46

Earnings per common share - diluted:
Income from continuing operations	$0.16	$0.17	$0.51	$0.38
Income from discontinued operations	—	0.06	0.02	0.08

Net income attributable to MPT common stockholders	$0.16	$0.23	$0.53	$0.46

Dividends declared per common share	$0.20	$0.20	$0.60	$0.60

Weighted average shares outstanding - basic	154,757,902	134,780,992	148,204,479	131,467,285
Weighted average shares outstanding - diluted	155,968,954	134,781,577	149,517,040	131,467,480

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 and 2013 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$25,648,052	$31,463,596	$79,152,370	$61,343,735
Participating securities’ share in earnings	(166,066)	(224,867)	(538,391)	(714,901)

Net income, less participating securities’ share in earnings	$25,481,986	$31,238,729	$78,613,979	$60,628,834

Depreciation and amortization:
Continuing operations	8,789,048	8,308,006	26,050,645	24,826,225
Discontinued operations	—	494,026	103,197	1,586,869
Loss (gain) on sale of real estate	—	(8,725,735)	(2,054,229)	(7,280,180)

Funds from operations	$34,271,034	$31,315,026	$102,713,592	$79,761,748

Write-off straight line rent	—	1,639,839	—	1,639,839
Acquisition costs	4,178,765	410,426	6,457,217	4,114,696

Normalized funds from operations	$38,449,799	$33,365,291	$109,170,809	$85,516,283

Share-based compensation	1,815,195	1,793,476	6,019,100	5,430,185
Debt costs amortization	871,974	867,193	2,624,123	2,578,020
Additional rent received in advance (B)	(300,000)	(300,000)	(900,000)	(900,000)
Straight-line rent revenue and other	(4,461,141)	(3,756,682)	(12,365,795)	(7,789,434)

Adjusted funds from operations	$36,375,827	$31,969,278	$104,548,237	$84,835,054

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.16	$0.23	$0.53	$0.46
Depreciation and amortization:
Continuing operations	0.06	0.06	0.17	0.19
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	(0.06)	(0.01)	(0.05)

Funds from operations	$0.22	$0.23	$0.69	$0.61

Write-off straight line rent	—	0.01	—	0.01
Acquisition costs	0.03	0.01	0.04	0.03

Normalized funds from operations	$0.25	$0.25	$0.73	$0.65

Share-based compensation	0.01	0.01	0.04	0.04
Debt costs amortization	—	0.01	0.02	0.02
Additional rent received in advance (B)	—	—	(0.01)	—
Straight-line rent revenue and other	(0.03)	(0.03)	(0.08)	(0.06)

Adjusted funds from operations	$0.23	$0.24	$0.70	$0.65

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2012 and 2013 to discontinued operations.
(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.